Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated financial statements are based on the historical consolidated financial statements of Bank First Corporation (“Bank First”) and Denmark Bancshares, Inc. (“Denmark”) and are adjusted to give effect to the merger of Denmark with and into Bank First on August 12, 2022 (the “Merger”). The unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2021 is presented as if the merger had occurred on December 31, 2021. The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2022 is presented as if the merger had occurred on June 30, 2022. The unaudited pro forma condensed combined consolidated statements of income for the year ended December 31, 2021 and for the six month period ended June 30, 2022 are presented as if the merger had occurred on January 1, 2021.

The unaudited pro forma condensed combined consolidated financial statements give effect to the acquisition of Denmark as business combinations under GAAP. Accordingly, all assets and liabilities were recorded at estimated fair value. Pro forma adjustments are included only to the extent they are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined consolidated statement of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma statements and are described in the accompanying notes. Bank First’s management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the pro forma financial statements do not include the effects of any potential cost savings which management believes will result from combining certain operating procedures.

Bank First anticipates that the acquisition of Denmark will provide the combined company with the ability to better serve its customers, reach new customers and reduce operating expenses. In addition, certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of Denmark. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had Bank First and Denmark been combined during these periods.

The unaudited pro forma condensed combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined consolidated financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes included in Bank First’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Bank First’s Quarterly Report on Form 10-Q for the six months ended June 30, 2022, as well as Denmark’s historical consolidated financial statements and related notes for the year ended December 31, 2021 and for the six months ended June 30, 2022 which are included as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report filed on Form 8-K/A.

BANK FIRST CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET (in Thousands)

AS OF JUNE 30, 2022

	Bank First	Denmark	Combined	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and Cash equivalents	$43,985	$166,110	$210,095	$(10,395	)(a)	$199,700
Securities Held-to-Maturity	33,867	-	33,867	-		33,867
Securities Available-for-Sale	292,426	30,882	323,308	(256	)(b)	323,052
Loans Held for Sale	742	65	807	-		807
Loans Receivable, Net of Unearned Income	2,387,618	465,576	2,853,194	(8,197	)(c)	2,844,997
Allowance for Loan Losses	(22,699)	(7,723)	(30,422)	7,723	(d)	(22,699)
Loans Receivable, Net	2,364,919	457,853	2,822,772	(474)		2,822,298
Premises and Equipment	50,608	5,304	55,912	-		55,912
Cash Value of Life Insurance	32,275	13,196	45,471	-		45,471
Other Real Estate Owned	-	-	-	-		-
Goodwill	55,357	-	55,357	54,379	(e)	109,736
Core Deposit Intangible, net	3,448	-	3,448	14,751	(f)	18,199
Mortgage Servicing Rights	6,977	1,061	8,038	-		8,038
Other Assets	76,423	7,027	83,450	-		83,450
Total Assets	$2,961,027	$681,498	$3,642,525	$58,005		$3,700,530
Liabilities
Noninterest Bearing Deposits	$819,868	$161,368	$981,236	$-		$981,236
Interest Bearing Deposits	1,781,609	448,048	2,229,657	235	(g)	2,229,892
Total Deposits	2,601,477	609,416	3,210,893	235		3,211,128
Securities sold under repurchase agreements	16,125	-	16,125	-		16,125
Borrowings	19,235	865	20,100	-		20,100
Other Liabilities	10,028	3,428	13,456	3,726	(h)	17,182
Total Liabilities	2,646,865	613,709	3,260,574	3,961		3,264,535
Shareholders' Equity
Total Shareholders' Equity	314,162	67,789	381,951	54,044	(i)	435,995
Total Liabilities and Shareholders' Equity	$2,961,027	$681,498	$3,642,525	$58,005		$3,700,530

Notes

a.	Includes the impact of an estimated $6.4 million (net of tax) in transaction expenses remaining to be incurred as of June 30, 2022, and $4.0 million in cash consideration.

b.	Reflects the fair value adjustment for current market value of purchased portfolio investments.

c.	Reflects an estimate of fair value adjustments for credit quality and interest rates related to Denmark's loan portfolio which are required under purchase accounting rules.

d.	Reflects the reversal of Denmark's loan loss reserve as required under purchase accounting rules.

e.	It is anticipated that this acquisition will create an additional $54.4 million in goodwill, subject to ongoing impairment analysis.

f.	It is anticipated that this acquisition will create an additional $14.8 million in core deposit intangible. We anticipate amortizing this over a ten year period.

g.	Reflects an estimate of fair value adjustments for interest rates related to Denmark's time deposits.

h.	It is anticipated that the entries required by purchase accounting rules will cause a deferred tax liability of $3.7 million.

i.	Reflects $6.4 million needed to pay remaining transaction expenses and $4.0 million for the cash component of the acquisition consideration. Also reflects the equity impact of the other fair value adjustments required by purchase accounting rules.

BANK FIRST CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET (in Thousands)
AS OF DECEMBER 31, 2021

	Bank First	Denmark	Combined	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and Cash equivalents	$296,860	$151,155	$448,015	$(12,695	)(a)	$435,320
Securities Held-to-Maturity	5,911	-	5,911	-		5,911
Securities Available-for-Sale	212,689	36,462	249,151	(256	)(b)	248,895
Loans Held for Sale	786	82	868	-		868
Loans Receivable, Net of Unearned Income	2,235,514	479,057	2,714,571	(8,197	)(c)	2,706,374
Allowance for Loan Losses	(20,315)	(7,741)	(28,056)	7,741	(d)	(20,315)
Loans Receivable, Net	2,215,199	471,316	2,686,515	(456)		2,686,059
Premises and Equipment	49,461	5,578	55,039	-		55,039
Cash Value of Life Insurance	31,897	13,019	44,916	-		44,916
Other Real Estate Owned	150	-	150	-		150
Goodwill	55,357	-	55,357	54,379	(e)	109,736
Core Deposit Intangible, net	4,035	-	4,035	14,751	(f)	18,786
Mortgage Servicing Rights	5,016	1,083	6,099	-		6,099
Other Assets	60,191	8,949	69,140	-		69,140
Total Assets	$2,937,552	$687,644	$3,625,196	$55,723		$3,680,919
Liabilities
Noninterest Bearing Deposits	$799,936	$155,292	$955,228	$-		$955,228
Interest Bearing Deposits	1,728,504	459,205	2,187,709	235	(g)	2,187,944
Total Deposits	2,528,440	614,497	3,142,937	235		3,143,172
Securities sold under repurchase agreements	41,122	-	41,122	-		41,122
Borrowings	25,511	933	26,444	-		26,444
Other Liabilities	19,826	4,188	24,014	3,726	(h)	27,740
Total Liabilities	2,614,899	619,618	3,234,517	3,961		3,238,478
Shareholders' Equity
Total Shareholders' Equity	322,653	68,026	390,679	51,762	(i)	442,441
Total Liabilities and Shareholders' Equity	$2,937,552	$687,644	$3,625,196	$55,723		$3,680,919

Notes

a.	Includes the impact of an estimated $8.7 million (net of tax) in transaction expenses remaining to be incurred as of December 31, 2021, and $4.0 million in cash consideration.

b.	Reflects the fair value adjustment for current market value of purchased portfolio investments.

c.	Reflects an estimate of fair value adjustments for credit quality and interest rates related to Denmark's loan portfolio which are required under purchase accounting rules.

d.	Reflects the reversal of Denmark's loan loss reserve as required under purchase accounting rules.

e.	It is anticipated that this acquisition will create an additional $54.4 million in goodwill, subject to ongoing impairment analysis.

f.	It is anticipated that this acquisition will create an additional $14.8 million in core deposit intangible. We anticipate amortizing this over a ten year period.

g.	Reflects an estimate of fair value adjustments for interest rates related to Denmark's time deposits.

h.	It is anticipated that the entries required by purchase accounting rules will cause a deferred tax liability of $3.7 million.

i.	Reflects $8.7 million needed to pay remaining transaction expenses and $4.0 million for the cash component of the acquisition consideration. Also reflects the equity impact of the other fair value adjustments required by purchase accounting rules.

BANK FIRST CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED CONDENSED INCOME STATEMENT
(in Thousands, except share and per share amounts)
FOR THE SIX MONTHS ENDED JUNE 30, 2022

	Bank First	Denmark	Pro Forma Adjustments		Pro Forma Combined
Interest Income	$50,040	$10,656	$1,025	(a)	$61,721
Interest Expense	(4,270)	(844)	76	(b)	(5,038)
Net Interest Income	45,770	9,812	1,101		56,683
Provision for Loan Losses	(1,700)	-	-		(1,700)
Noninterest Income	10,785	1,506	-		12,291
Noninterest Expense (e)	(25,950)	(8,243)	(3,997)	(c),(d)	(38,190)
Income before Income Tax Expense	28,905	3,075	(2,897)		29,084
Income Tax Expense	(7,068)	(776)	724	(f)	(7,120)
Net Income	$21,837	$2,299	$(2,172)		$21,964
Weighted average common shares outstanding (basic and diluted)	7,557,909	3,123,543	1,586,526	(g)	9,144,435
Basic and diluted earnings per common share	$2.89	$0.74			$2.40

Notes

a.	Adjustment to interest income is based on estimate of accretion of fair market valuation of acquired loans, assuming a four year average maturity of the portfolio.

b.	Adjustment to interest expense is based on accretion of the fair market valuation of time deposits recognized over the weighted life of the portfolio.

c.	Estimate of amortization of the core deposit intangible of $1.3 million based on a life of ten years utilizing the sum-of-the-year's digits amortization method.

d.	Represents $2.6 million of merger related expenses anticipated to be incurred by Bank First after the merger close.

e.	While it is anticipated that this transaction will yield opportunities for cost savings through operating synergies, these have not been incorporated into the pro forma adjustments.

f.	Income taxes were adjusted for the impact of purchase accounting adjustments and merger related expenses being subject to taxability and tax deductibility at Bank First's estimated statutory effective tax rate of 27%, further adjusted for the non-deductibility of certain merger related expenses for tax purposes.

g.	Estimated shares to be issued to Denmark shareholders as part of consideration.

BANK FIRST CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED CONDENSED INCOME STATEMENT
(in Thousands, except share and per share amounts)
FOR THE YEAR ENDED DECEMBER 31, 2021

	Bank First	Denmark	Pro Forma Adjustments		Pro Forma Combined
Interest Income	$98,386	$22,866	$2,049	(a)	$123,301
Interest Expense	(8,304)	(2,605)	152	(b)	(10,757)
Net Interest Income	90,082	20,261	2,201		112,544
Provision for Loan Losses	(3,100)	-	-		(3,100)
Noninterest Income	23,518	4,842	-		28,360
Noninterest Expense (e)	(50,533)	(16,370)	(5,338)	(c), (d)	(72,241)
Income before Income Tax Expense	59,967	8,733	(3,137)		65,563
Income Tax Expense	(14,523)	(2,235)	784	(f)	(15,974)
Net Income	$45,444	$6,498	$(2,353)		$49,589
Weighted average common shares outstanding (basic and diluted)	7,680,896	3,138,393	1,586,526	(g)	9,267,422
Basic and diluted earnings per common share	$5.92	$2.07			$5.35

Notes

a.	Adjustment to interest income is based on estimate of accretion of fair market valuation of acquired loans, assuming a four year average maturity of the portfolio.

b.	Adjustment to interest expense is based on accretion of the fair market valuation of time deposits recognized over the weighted life of the portfolio.

c.	Estimate of amortization of the core deposit intangible of $2.7 million based on a life of ten years utilizing the sum-of-the-year's digits amortization method.

d.	Represents $2.6 million of merger related expenses anticipated to be incurred by Bank First after the merger close.

e.	While it is anticipated that this transaction will yield opportunities for cost savings through operating synergies, these have not been incorporated into the pro forma adjustments.

f.	Income taxes were adjusted for the impact of purchase accounting adjustments and merger related expenses being subject to taxability and tax deductibility at Bank First's estimated statutory effective tax rate of 27%, further adjusted for the non-deductibility of certain merger related expenses for tax purposes.

g.	Estimated shares to be issued to Denmark shareholders as part of consideration.